UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2004

Entrx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-2000	95-2368719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	612-333-0614

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

In a Form 8-K filed with the Securities and Exchange Commission by Entrx Corporation on June 25, 2004, Entrx Corporation reported under Item 5 that "[e]ffective June 22, 2004, Metalclad Insulation Corporation, the wholly owned subsidiary of Entrx Corporation, and Entrx Corporation, entered into a Settlement Agreement and Full Policy Release (the "Agreement") releasing one of its insurers from its policy obligations for a broad range of claims arising from injury or damage which may have occurred during the period March 15, 1980 to March 15, 1981, under an umbrella liability policy (the "Policy")." The Agreement which was attached as Exhibit 10.1 to that Form 8-K omitted the identity of the insurer, Allstate Insurance Company, and Entrx Corporation requested that the Securities and Exchange Commission give the omitted information confidential treatment. Entrx Corporation is withdrawing that request with the consent of the insurer, and including that Agreement as Exhibit 10.1 to this amended Form 8-K, showing the identity of the insurer.

Item 9.01. Financial Statements and Exhibits.

10.1 Settlement Agreement and Full Policy Release between Entrx Corporation, Metalclad Insulation Corporation and Allstate Insurance Company dated June 22, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrx Corporation

June 9, 2005	By:	Peter L. Hauser

Name: Peter L. Hauser
Title: President

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Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement and Full Policy Release between Entrx Corporation, Metalclad Insulation Corporation and Allstate Insurance Company dated June 22, 2004.